SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): August 4, 2006

SOCKEYE SEAFOOD GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada 0-51197 98-0400208
(State or other jurisdiction of (Commission File Number) (I.R.S. Employer incorporation or organization) Identification No.)

Suite 400 - 601 W. Broadway
Vancouver, B.C., Canada V5Z 4C2
---------------------------------------------------------------
(Address of principal executive offices)

(604) 675-6872
--------------------------------------
(Issuer telephone number)

(NONE)
------------------------------------------------------------------------------------------------
(Former Name, Address and Fiscal Year, If Changed Since Last Report)

ITEM 4.01. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 4, 2006, Registrant's certifying accounting firm, ACI Armando C. Ibarra Certified Public
Accountants, A Professional Corporation, advised Registrant that it was in the process of withdrawing from registration with the PCAOB and would no longer be performing public company audits. As a result, on August 4, 2006, Registrant's Board of Directors unanimously approved the appointment of a new firm, Chang G. Park, CPA, Ph.D, 6474 University Avenue, San Diego, California, a PCAOB registered firm, as its certifying accounting firm.

From the date of appointment through the date of this report, there were no disagreements with ACI Armando C. Ibarra Certified Public Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to ACI Armando C.
Ibarra Certified Public Accountants ' satisfaction, would have caused ACI Armando C. Ibarra Certified
Public Accountants to make reference to the subject matter in connection with its reports and/or reviews of Registrant's consolidated financial statements during Registrant's most recent fiscal year. None of the reportable events described in Item 304(a)(1)(iv) of Regulation S-B occurred.

Registrant has provided ACI Armando C. Ibarra Certified Public Accountants, as well as the new merged firm of ACI Armando C. Ibarra Certified Public Accountants with a copy of the disclosures it is making in response to this Item and has requested they provide a letter concurring with such statements to the
Commission, a copy of which is attached hereto as Exhibit 16.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

c) Exhibits:

Exhibit No.   Description

16    Letter of former accountants

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOCKEYE SEAFOOD GROUP INC., Registrant

Dated: August 8, 2006       /s/ Sheldon Goldberg

By: Sheldon Goldberg, President, Chief Executive Officer and
and Director

Dated: August 8, 2006       /s/ David F. Knapfel

By: David F. Knapfel, Treasurer, Chief Financial Officer,
Treasurer and Principal Accounting Officer, Secretary
and Director